As filed with the Securities and Exchange Commission on September 20, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

04-2680009

(I.R.S. Employer Identification Number)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices)

RSA Security Inc. 2005 Stock Incentive Plan

RSA Security Inc. Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended

RSA Security Inc. 1994 Stock Option Plan, as amended - 1998 Restatement

Cyota.com, Inc. Stock Option Plan (2000)

PassMark Security, Inc. 2004 Stock Plan

Xcert International, Inc. 1998 Equity Incentive Plan

Network Intelligence Corporation 2002 Amended and Restated Stock Option Plan

(Full Title of the Plans)

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone Number, Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	16,464,922	$11.195	$184,324,802	$19,722.75

(1)	This Registration Statement covers an aggregate of 16,464,922 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plans identified above (the “Plans”). Also registered hereunder are such additional shares of Common Stock, presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on September 18, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006, as amended;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2006, February 27, 2006, March 31, 2006, June 29, 2006, June 30, 2006, July 21, 2006, August 8, 2006 and September 18, 2006 respectively; and

(d)	the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Executive Vice President and General Counsel of the Registrant. Mr. Dacier holds options to purchase Common Stock and owns shares of Common Stock.

Item 6. Indemnification of Directors and Officers

Section 8.51 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization. Section 8.56 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

The Registrant’s Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

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In addition, the Registrant’s Amended and Restated By-laws provide that (a) the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; (b) the Registrant is authorized to pay expenses, including counsel fees, from time to time reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Amended and Restated Bylaws; (c) the right of indemnification under the Amended and Restated By-laws shall not be exclusive of or affect any other rights to which any director or officer may be entitled by contract or otherwise under law.

The Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	RSA Security Inc. 2005 Stock Incentive Plan

4.2	RSA Security Inc. Amended & Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended

4.3	RSA Security Inc. 1994 Stock Option Plan, as amended - 1998 Restatement

4.4	Cyota.com, Inc. Stock Option Plan (2000)

4.5	PassMark Security, Inc. 2004 Stock Plan

4.6	Xcert International, Inc. 1998 Equity Incentive Plan

4.7	Network Intelligence Corporation 2002 Amended and Restated Stock Option Plan

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

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Item 9. Undertakings

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on September 20, 2006.

EMC Corporation

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 20, 2006.

Signatures	Title
/s/ Joseph M. Tucci	Chairman, President and Chief Executive Officer
JOSEPH M. TUCCI	(Principal Executive Officer)

/s/ David Goulden	Executive Vice President and Chief Financial Officer
DAVID GOULDEN	(Principal Financial Officer)

/s/ Mark A. Link MARK A. LINK	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael W. Brown MICHAEL W. BROWN	Director

/s/ Michael J. Cronin	Director
MICHAEL J. CRONIN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/s/ Gail Deegan	Director
GAIL DEEGAN

/s/ John R. Egan	Director
JOHN R. EGAN

Director
W. PAUL FITZGERALD

/s/ Olli-Pekka Kallasvuo	Director
OLLI-PEKKA KALLASVUO

/s/ Windle B. Priem	Director
WINDLE B. PRIEM

/s/ David N. Strohm	Director
DAVID N. STROHM

/s/ Alfred M. Zeien	Director
ALFRED M. ZEIEN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

4.1	RSA Security Inc. 2005 Stock Incentive Plan

4.2	RSA Security Inc. Amended & Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended

4.3	RSA Security Inc. 1994 Stock Option Plan, as amended - 1998 Restatement

4.4	Cyota.com, Inc. Stock Option Plan (2000)

4.5	PassMark Security, Inc. 2004 Stock Plan

4.6	Xcert International, Inc. 1998 Equity Incentive Plan

4.7	Network Intelligence Corporation 2002 Amended and Restated Stock Option Plan

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).